Exhibit 99.1

BioDelivery Sciences Announces Completion of

BEMA Buprenorphine Phase 3 Chronic Pain Study

Reporting of top-line efficacy results anticipated in mid to late September

RALEIGH, N.C., July 25, 2011 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced today that the last patient has completed the randomized portion of its Phase 3 clinical trial assessing the efficacy and safety of BEMA Buprenorphine for the treatment of moderate to severe chronic pain, signifying completion of the trial.

“We are very pleased to have brought to completion our Phase 3 efficacy study for BEMA Buprenorphine in the management of chronic pain,” stated Dr. Andrew Finn, Executive Vice President of Product Development at BDSI. “We have achieved our aggressive recruitment and enrollment goals and anticipate reporting top line results in mid to late September of this year. Over the next several weeks, we will be completing the administrative activities that will lead to a database lock followed by statistical analysis and the availability of top line results. Assuming positive study results, we would hope to be in a position to file a New Drug Application (NDA) for this product in the first half of 2012.”

BDSI believes that there remains a significant unmet medical need for potent new analgesics for the treatment of chronic pain. The company believes that buprenorphine is an attractive option for development because of its potent analgesic properties, its differentiating characteristics from other opioids and its DEA Schedule III designation, which means there is less addiction potential than Schedule II products such as oxycodone and morphine. In addition, BDSI believes that BEMA Buprenorphine has the potential to be the first oral transmucosal form of buprenorphine to treat chronic pain in the U.S. According to Wolters Kluwer, opioid analgesic sales in the U.S. are in excess of $10 billion and growing, and BDSI believes that BEMA Buprenorphine has the potential to exceed $500 million in peak annual sales.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the timing for the release of top line results for the Phase 3 trial described herein and the results of such trial, as well as the timing for an NDA filing relating to BEMA Buprenorphine) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contact

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com